Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(32,538,650)
Realized Gain (Loss) on Swap Contracts	(12,871,704)
Unrealized Gain (Loss) on Market Value of Commodity Futures	13,011,970
Unrealized gain (loss) on Fair Value of Swap Contracts	90
Dividend Income	1,432,075
Interest Income	3,817,748
ETF Transaction Fees	29,000
Total Income (Loss)	$(27,119,471)

Expenses
General Partner Management Fees	$469,429
Professional Fees	249,968
Brokerage Commissions	134,189
Directors' Fees and insurance	34,702
License fees	15,648
Total Expenses	$903,936
Net Income (Loss)	$(28,023,407)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/24	$1,253,690,927
Additions (12,200,000 Shares)	914,887,305
Withdrawals ((9,800,000) Shares)	(757,021,455)
Net Income (Loss)	(28,023,407)

Net Asset Value End of Month	$1,383,533,370
Net Asset Value Per Share (18,623,603 Shares)	$74.29

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596